FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION NO. 333-255829
333-255829-01
CALCULATION OF REGISTRATION FEE
Title of Securities to Be Registered	Amount to Be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common stock, par value $1.00 per share	68,754	—	—	—
(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus supplement shall also cover any additional shares of our common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of our common stock.

(2)
Pursuant to the Agreement and Plan of Merger, dated as of April 23, 2017, as amended by that certain Amendment No. 1, dated July 28, 2017 (and as may be further amended, modified or supplemented), by and among C. R. Bard, Inc., a New Jersey corporation, Becton, Dickinson and Company, a New Jersey corporation, and Lambda Corp., a New Jersey corporation and wholly owned subsidiary of Becton, Dickinson and Company, on December 29, 2017, outstanding equity awards with respect to shares of common stock of C. R. Bard, Inc. held by former employees of C. R. Bard, Inc. and employees of former affiliates of C. R. Bard, Inc. were converted via substitution into stock appreciation rights (“SARs”) that will be settled with shares of our common stock, subject to appropriate adjustments to the number of settlement shares and the reference prices of each such award. The number of shares registered hereunder represents the maximum number of shares of our common stock issuable upon the exercise of the SARs, subject to appropriate adjustments thereto.

(3)
Represents unsold shares previously registered by Becton, Dickinson and Company (the “Registrant”) on the Registration Statement on Form S-3 (No. 333-206020) filed by the Registrant on July 31, 2015, as supplemented by the Registrant’s prospectus supplement filed on December 29, 2017 (collectively, the “2015 Registration Statement”) with respect to the offering of 487,989 shares of common stock that are issuable to certain former employees of C. R. Bard, Inc. and employees of certain former affiliates of C. R. Bard, Inc. upon the exercise of certain SARs issued under the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan (the “Plan”), for which a registration fee of $2,566.28 has been previously paid, and subsequently on the Registration Statement on Form S-3 (No. 333-224464) filed by the Registrant on April 26, 2018, as supplemented by the Registrant’s prospectus supplement filed on April 26, 2018 (together, the “2018 Registration Statement”) with respect to the offering of 420,867 shares of common stock under the Plan that remained unsold after the termination of the offering under the 2015 Registration Statement. Such unsold shares are being registered hereunder pursuant to Rule 415(a)(6) under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, the remaining portion of the registration fee previously paid in connection with the registration of such unsold shares shall continue to apply to the unsold securities, and no additional filing fee in respect of such unsold shares is due hereunder. In accordance with Rule 415(a)(6), the offering of such unissued shares pursuant to the 2018 Registration Statement will be deemed terminated effective upon filing this prospectus supplement.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 6, 2021)

Becton, Dickinson and Company
68,754 Shares
Common Stock
We are registering a total of up to 68,754 shares of our common stock, par value $1.00 per share, that are issuable to certain former employees of C. R. Bard, Inc. (“Bard”) and employees of certain former affiliates of Bard upon the exercise of certain stock settled stock appreciation rights, or SARs, issued under the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan, as amended and restated, that we have agreed to substitute for outstanding equity awards previously granted by Bard in connection with our acquisition of Bard. Each SAR will entitle the holder to receive an amount equal to the excess of the fair market value of a share of our common stock on the date the SAR is exercised over the reference price of the SAR. This amount will be paid by us in shares of common stock valued as of the date of exercise. The reference prices of the SARs that we have substituted range from approximately $55.12 to $121.49 per share of our common stock. We will not receive any proceeds from the grant or the exercise of the SARs.
Our common stock is listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “BDX.” On May 5, 2021, the last reported sales price of our common stock on the NYSE was $249.77 per share.
See “Risk factors” beginning on page S-7 of this prospectus supplement to read about important factors you should consider before investing in our common stock.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Prospectus Supplement dated May 6, 2021.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
As used in this prospectus supplement, unless otherwise specified or unless the context indicates otherwise, the terms “Company,” “Becton, Dickinson,” “BD,” “we,” “us,” and “our” refer to Becton, Dickinson and Company and its consolidated subsidiaries and the term “Bard” refers to C. R. Bard, Inc., a New Jersey corporation, and its consolidated subsidiaries.
This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms of this offering of common stock. This prospectus supplement also adds and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about us and securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information below under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus or any document incorporated herein or therein by reference, you should rely on the information in this prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement (of which the prospectus supplement and accompanying prospectus form a part) and the exhibits and schedules thereto.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15 (d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules), on or after the date of this prospectus supplement until the termination of the offering under this prospectus supplement:
(a)	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020;
(b)
the portions of our Proxy Statement on Schedule 14A for our 2021 annual meeting of stockholders filed with the SEC on December 17, 2020, as supplemented on January 19, 2021, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2020;

(c)	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2020 and March 31, 2021;
(d)	our Current Reports on Form 8-K filed with the SEC on October 5, 2020, October 22, 2020, November 17, 2020, January 28, 2021, February 10, 2021, February 11, 2021 and February 12, 2021; and
(e)
the description of our common stock, par value $1.00 per share, contained in our registration statement on Form 8-A filed with the SEC on April 22, 1996, including any further amendment or report filed for the purpose of updating such description.

You may request a copy of our filings, at no cost, by writing or telephoning the Office of the Corporate Secretary of Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800 or by going to our Internet website at www.bd.com. Our Internet website address is provided as an inactive textual reference only. The information provided on our Internet website is not part of this prospectus supplement and, therefore, is not incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “plan,” “expect,” “believe,” “intend,” “will,” “may,” “anticipate,” “estimate,” “pro forma” and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance (including volume growth, pricing, sales and earnings per share growth, and cash flows) and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. All statements that address our future operating performance or events or developments that we expect or anticipate will occur in the future are forward-looking statements.
Forward-looking statements are, and will be, based on management’s then-current views and assumptions regarding future events, developments and operating performance and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results could vary materially from expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, we undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events and developments or otherwise, except as required by applicable law or regulations.
The following are some important factors that could cause actual results of our company to differ from our expectations in any forward-looking statements. For further discussion of certain of these factors, see “Risk Factors” in our latest Annual Report on Form 10-K, subsequent Quarterly Report on Form 10-Q and in our future filings with the SEC. See “Where You Can Find More Information.”
•
Any impact of the COVID-19 pandemic on our business, including, without limitation, decreases in the demand for our products or disruptions to our operations and our supply chain, and factors such as vaccine campaigns and increased competition that could impact the demand and pricing for our COVID-19 diagnostics testing;

•
Weakness in the global economy and financial markets, which could increase the cost of operating our business, weaken demand for our products and services, negatively impact the prices we can charge for our products and services, or impair our ability to produce our products;

•
The risks associated with the proposed spin-off of our Diabetes Care business, including factors that could delay, prevent or otherwise adversely affect the completion of the spinoff, the timing and terms of the spin-off, our ability to realize the expected benefits of the spin-off or the qualification of the spin-off as a tax-free transaction for U.S. federal income tax purposes;

•
Competitive factors that could adversely affect our operations, including new product introductions and technologies (for example, new forms of drug delivery) by our current or future competitors, consolidation or strategic alliances among healthcare companies, distributors and/or payers of healthcare to improve their competitive position or develop new models for the delivery of healthcare, increased pricing pressure due to the impact of low-cost manufacturers, patents attained by competitors (particularly as patents on our products expire), and new entrants into our markets and changes in the practice of medicine;

•
Risks relating to our overall level of indebtedness, including our ability to service our debt and refinance our indebtedness, which is dependent upon the capital markets and our overall financial condition at such time;

•	The adverse financial impact resulting from unfavorable changes in foreign currency exchange rates;
•	Regional, national and foreign economic factors, including inflation, deflation, and fluctuations in interest rates, and their potential effect on our operating performance;
•
Our ability to achieve our projected level or mix of product sales, as our earnings forecasts are based on projected sales volumes and pricing of many product types, some of which are more profitable than others;

•
Changes in reimbursement practices of governments or third-party payers or adverse decisions relating to our products by such payers, which could reduce demand for our products or the price we can charge for such products;

•
Cost containment efforts in the U.S. or in other countries in which we do business, such as alternative payment reform and increased use of competitive bidding and tenders, including, without limitation, any expansion of the volume-based procurement process in China;

•
Changes in the domestic and foreign healthcare industry or in medical practices that result in a reduction in procedures using our products or increased pricing pressures, including the continued consolidation among healthcare providers;

•
The impact of changes in U.S. federal laws and policies that could affect fiscal and tax policies, healthcare, and international trade, including import and export regulation and international trade agreements. In particular, tariffs or other trade barriers imposed by the U.S. or other countries could adversely impact our supply chain costs or otherwise adversely impact our results of operations. In addition, there are various U.S. tax law changes under consideration, including increases to the corporate income tax rates on both domestic and foreign income and changes to the determination of GILTI, that could have significant impact on our tax liability;

•
Increases in operating costs, including fluctuations in the cost and availability of oil-based resins and other raw materials, as well as certain components used in our products, the ability to maintain favorable supplier and service arrangements and relationships (particularly with respect to sole-source suppliers and sterilization services), and the potential adverse effects of any disruption in the availability of such items and services;

•
Security breaches of our information systems or our products, which could impair our ability to conduct business, result in the loss of our trade secrets or otherwise compromise sensitive information of us or our customers, suppliers and other business partners, or of customers’ patients, including sensitive personal data, or result in product efficacy or safety concerns for certain of our products, and result in actions by regulatory bodies or civil litigation;

•
Difficulties inherent in product development, including the potential inability to successfully continue technological innovation, successfully complete clinical trials, obtain and maintain regulatory approvals in the United States and abroad, obtain intellectual property protection for our products, obtain coverage and adequate reimbursement for new products, or gain and maintain market approval of products, as well as the possibility of infringement claims by competitors with respect to patents or other intellectual property rights, all of which can preclude or delay commercialization of a product. Delays in obtaining necessary approvals or clearances from United States Food and Drug Administration (“FDA”) or other regulatory agencies or changes in the regulatory process may also delay product launches and increase development costs;

•	The impact of business combinations or divestitures, including any volatility in earnings relating to acquisition-related costs, and our ability to successfully integrate any business we may acquire;
•
Our ability to penetrate or expand our operations in emerging markets, which depends on local economic and political conditions, and how well we are able to make necessary infrastructure enhancements to production facilities and distribution networks;

•
Conditions in international markets, including social and political conditions, civil unrest, terrorist activity, governmental changes, restrictions on the ability to transfer capital across borders, tariffs and other protectionist measures, difficulties in protecting and enforcing our intellectual property rights and governmental expropriation of assets. This includes the possible impact of the United Kingdom’s exit from the European Union (“EU”), which has created uncertainties affecting our business operations in the United Kingdom and the EU, and possibly other countries. Our international operations also increase our compliance risks, including risks under the Foreign Corrupt Practices Act and other anti-corruption laws, as well as regulatory and privacy laws;

•
Deficit reduction efforts or other actions that reduce the availability of government funding for healthcare and research, which could weaken demand for our products and result in additional pricing pressures, as well as create potential collection risks associated with such sales;

•	Fluctuations in university or U.S. and international governmental funding and policies for life sciences research;

•
Fluctuations in the demand for products we sell to pharmaceutical companies that are used to manufacture, or are sold with, the products of such companies, as a result of funding constraints, consolidation or otherwise;

•
The effects of weather, regulatory or other events that adversely impact our supply chain, including our ability to manufacture our products (particularly where production of a product line or sterilization operations are concentrated in one or more plants), source materials or components or services from suppliers (including sole-source suppliers) that are needed for such manufacturing (including sterilization), or provide products to our customers, including events that impact key distributors;

•
Natural disasters (including pandemics), war, terrorism, labor disruptions and international conflicts that could cause significant economic disruption and political and social instability, resulting in decreased demand for our products, or adversely affecting our manufacturing and distribution capabilities, or causing interruptions in our supply chain;

•
Pending and potential future litigation or other proceedings asserting, and/or investigations concerning and/or subpoenas and requests seeking information with respect to, alleged violations of law (including in connection with federal and/or state healthcare programs (such as Medicare or Medicaid) and/or sales and marketing practices (such as investigative subpoenas and the civil investigative demands received by us)), potential anticorruption and related internal control violations under the Foreign Corrupt Practices Act, antitrust claims, securities law claims, product liability (which may involve lawsuits seeking class action status or seeking to establish multi-district litigation proceedings, including claims relating to our hernia repair implant products, surgical continence products for women and vena cava filter products), claims with respect to environmental matters, data privacy breaches, and patent infringement, and the availability or collectability of insurance relating to any such claims;

•
New or changing laws and regulations affecting our domestic and foreign operations, or changes in enforcement practices, including laws relating to trade, monetary and fiscal policies, taxation (including tax reforms that could adversely impact multinational corporations), sales practices, environmental protection, price controls, and licensing and regulatory requirements for new products and products in the postmarketing phase. In particular, the U.S. and other countries may impose new requirements regarding registration, labeling or prohibited materials that may require us to re-register products already on the market or otherwise impact our ability to market our products. Environmental laws, particularly with respect to the emission of greenhouse gases, are also becoming more stringent throughout the world, which may increase our costs of operations or necessitate changes in our manufacturing plants or processes or those of our suppliers, or result in liability to us;

•
Product efficacy or safety concerns regarding our products resulting in product holds or recalls, regulatory action on the part of the FDA or foreign counterparts (including restrictions on future product clearances and civil penalties), declining sales and product liability claims, and damage to our reputation. As a result of our acquisition of CareFusion Corporation, we are operating under a consent decree with the FDA (the “Consent Decree”). The Consent Decree authorizes the FDA, in the event of any violations in the future, to order us to cease manufacturing and distributing products, recall products or take other actions, and we may be required to pay significant monetary damages if we fail to comply with any provision of the Consent Decree. We are undertaking remediation of our BD AlarisTM System and cannot fully commercialize the product until a 510(k) filing has been cleared by the FDA. No assurances can be given as to when clearance of the submission will be obtained from the FDA;

•	The effect of adverse media exposure or other publicity regarding our business or operations, including the effect on our reputation or demand for our products;
•
The effect of market fluctuations on the value of assets in our pension plans and on actuarial interest rate and asset return assumptions, which could require us to make additional contributions to the plans or increase our pension plan expense;

•	Our ability to obtain the anticipated benefits of restructuring programs, if any, that we may undertake; and
•	Issuance of new or revised accounting standards by the Financial Accounting Standards Board or the SEC.
The foregoing list sets forth many, but not all, of the factors that could impact our ability to achieve results described in any forward-looking statements. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties.

SUMMARY
This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors” in our latest Annual Report on Form 10-K and any updates to such risks in subsequently filed Quarterly Reports on Form 10-Q and our financial statements and the notes thereto incorporated by reference into this prospectus supplement before making an investment decision.
OUR COMPANY
We are a global medical technology company engaged in the development, manufacture and sale of a broad range of medical supplies, devices, laboratory equipment and diagnostic products used by healthcare institutions, physicians, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. We provide customer solutions that are focused on improving medication management and patient safety; supporting infection prevention practices; equipping surgical and interventional procedures; improving drug delivery; aiding anesthesiology care; enhancing the diagnosis of infectious diseases and cancers; advancing cellular research and applications; and supporting the management of diabetes. As of September 30, 2020, we had approximately 72,000 employees across 70 countries.
We were incorporated under the laws of the State of New Jersey in November 1906, as successor to a New York business started in 1897. Our executive offices are located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, and our telephone number is (201) 847-6800. Our Internet website is www.bd.com. The information provided on our Internet website is not a part of this prospectus supplement and, therefore, is not incorporated herein by reference.
On December 29, 2017, we completed the acquisition of Bard. Pursuant to the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 23, 2017, as amended by that certain Amendment No. 1, dated as of July 28, 2017, among BD, Bard and Lambda Corp, a Delaware corporation and wholly-owned subsidiary of BD (“Merger Corp”), Merger Corp merged with and into Bard, with Bard as the surviving entity (the “Merger”). As a result of the Merger, Bard became a wholly-owned subsidiary of BD.

THE OFFERING
Issuer
Becton, Dickinson and Company, a New Jersey corporation.
Common stock offered
68,754 shares of our common stock, par value $1.00 per share, all of which are issuable to former employees of C. R. Bard, Inc. and employees of certain of its former affiliates pursuant to stock-settled SARs substituted by us in connection with the Merger.
Use of proceeds
We will not receive any proceeds from the recipients of the SARs for either the substitution grants or from any future exercise of the SARs.
New York Stock Exchange symbol
“BDX”

RISK FACTORS
An investment in our common stock involves a number of risks. You should carefully consider all the information set forth in this prospectus supplement and the accompanying prospectus and incorporated by reference herein before deciding to invest in the common stock. In particular, we urge you to consider carefully the factors set forth under “Part I, Item 1A—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and “Part II, Item 1A—Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which is incorporated by reference herein (as such risk factors may be updated from time to time in our public filings, including our most recent Quarterly Report on Form 10-Q incorporated by reference herein). Any of these risks could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this prospectus supplement and the accompanying prospectus. While we believe we have identified and discussed in the documents incorporated by reference herein the material risks affecting our business, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect such business, financial condition and results of operations in the future. As a result, the trading price of our common stock may decline, and you might lose part or all of your investment.

USE OF PROCEEDS
We will not receive any proceeds from the recipients of the SARs for either the substitution grants or from any future exercise of the SARs.

BECTON, DICKINSON AND COMPANY 2004 EMPLOYEE AND DIRECTOR EQUITY-BASED COMPENSATION PLAN, AS AMENDED AND RESTATED
Overview
On December 29, 2017, we acquired Bard. Pursuant to the Merger Agreement, we agreed to convert certain outstanding equity awards with respect to shares of common stock of Bard held by former employees of Bard and employees of certain of its former affiliates into awards relating to shares of our common stock, par value U.S. $1.00 per share (each, a “Share”). Becton, Dickinson and Company, a New Jersey corporation, the principal United States offices of which are located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, is the issuer of the securities being offered under the Plan (as defined below).
The converted equity awards were originally issued by Bard under the 2012 Long Term Incentive Plan of C. R. Bard, Inc. and the 2003 Long Term Incentive Plan of C. R. Bard, Inc., each as amended (the “Bard Equity Plans”). Upon the completion of the Merger, we substituted those equity awards under the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan, as amended and restated as of November 24, 2020 (the “Plan”), for equity awards with respect to our Shares, subject to appropriate adjustments to the number of shares and the exercise price of each such equity award. Your substituted BD awards are deemed “Substitute Awards” for the purposes of the Plan. This prospectus supplement relates to the Shares that may be issued upon exercise of your Substitute Awards.
Introduction; General Plan Information
What is the purpose of the Plan and when did the Plan become effective?
The purpose of the Plan is to provide an additional incentive to employees of BD and its subsidiaries to achieve BD’s long-range goals, and to aid in attracting and retaining employees and directors of outstanding ability and closely align their interests with those of BD’s shareholders. The Plan became effective on November 24, 2020.
The summary of the Plan contained in this prospectus supplement is subject to the actual terms of the Plan. A copy of the Plan is on file with the Corporate Secretary of BD. In the event of any conflict between the terms of the Plan and this prospectus supplement, the terms of the Plan shall govern.
Who is eligible to participate in the Plan?
All employees of BD and its subsidiaries, as well as members of BD’s Board of Directors (the “Board”), are eligible to receive awards under the Plan. Holders of an outstanding equity-based award issued by a company acquired by BD or with which BD combines may also be granted substitute awards under the Plan.
How is the Plan administered?
The Plan is administered by the Compensation and Management Development Committee of the Board (the “Committee”) or such other committee as may be designated by the Board. The Committee shall be appointed by the Board and shall consist of not less than three directors, each of whom shall be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the New York Stock Exchange and the Securities and Exchange Commission, and each of whom shall be a “Non-Employee Director,” as defined from time to time for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may issue rules and regulations for administration of the Plan.
Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate participants; (ii) determine the type or types of awards (including Substitute Awards) to be granted to each participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) awards; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, Shares, other securities, other awards, or other property, or canceled, forfeited or suspended, and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other awards, other property, and other amounts payable with respect to an award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine whether and to what extent awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Decisions of the Committee are final and binding on all parties.
If you have additional questions about the Committee, this prospectus supplement or the Plan in general, you should direct your questions to the Corporate Secretary at Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800.
What is the duration of the Plan?
The Plan shall terminate on January 29, 2023, unless extended, although the Plan may be terminated earlier by the Board.
Can the Plan be amended, suspended or discontinued?
Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time. However, no amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval (A) if the effect thereof is to increase the number of Shares available for issuance under the Plan or to expand the class of persons eligible to participate in the Plan or (B) if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected participant, if such action would adversely affect the rights of such participant under any outstanding award. The Committee may generally amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.
Further, the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any award, prospectively or retroactively, without the consent of any relevant participant or holder or beneficiary of an award. However, no such action shall impair the rights of any affected participant or holder or beneficiary under any award granted under the Plan, and, generally, no such action shall reduce the exercise price, grant price or purchase price of any award established at the time of grant thereof. In no event shall an outstanding option or SAR for which the exercise price is less than the fair market value of a Share be cancelled in exchange for cash or, with limited exception, replaced with a new option or SAR with a lower exercise price, without approval of BD’s shareholders.
The Plan and any awards made pursuant to the Plan are subject to and shall be interpreted in accordance with New Jersey law and U.S. federal law.
Is the Plan tax-qualified or subject to ERISA?
No. The Plan is not governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Plan is not a “qualified retirement plan” under section 401(a) of the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
Substitution of Bard Awards in the Merger
How did the completion of the Merger affect my Bard stock options?
Upon completion of the Merger on December 29, 2017, and pursuant to the Merger Agreement, your Bard stock options were converted and substituted for stock-settled SARs with respect to our Shares.
Each Bard stock option that was outstanding immediately prior to the effective time of the Merger, whether vested or unvested, was converted at the effective time into a stock-settled BD stock appreciation right, on the same terms and conditions (other than the available methods for payment of taxes, which shall be determined under our equity program administrative procedures, as in effect from time to time) as were applicable to such Bard stock option immediately prior to the effective time, relating to the number of shares of our common stock equal to the product of (i) the number of shares of Bard common stock subject to such option immediately prior to the effective time multiplied by (ii) the stock award exchange ratio (as discussed in the question below, “What are the terms of my SARs?”), with any fractional shares rounded down to the next lower whole number of shares. The reference price per share of your adjusted SAR was determined by dividing the exercise price per share of Bard common stock subject to your Bard stock option immediately prior to the effective time by the stock award exchange ratio, with any fractional cents rounded up to the next higher number of whole cents.
Except as set forth in this Prospectus Supplement, all other terms and conditions of your equity awards remain the same as were in effect immediately prior to the completion of the Merger. As Substitute Awards, your converted Bard stock options shall be administered under the Plan.
What is the “stock award exchange ratio”?
The stock award exchange ratio is 1.53462, which equals the sum of (i) the 0.50770 exchange ratio and (ii) 1.02692, the quotient of the cash consideration divided by our volume-weighted average stock price on the New York Stock Exchange for the five consecutive trading day period ending on the trading day immediately preceding (but not including) the closing date of the Merger.
How will a change in shares of BD common stock affect my award?
In the event a recapitalization, stock split, or other event affects the BD common stock, the Committee may, as it determines equitable, adjust the number and type of shares subject to outstanding awards, as well as the reference price of such awards.
Stock Appreciation Rights
What is a SAR?
A SAR gives you the right to receive a payment, in Shares, as determined by the Committee, equal in value to the excess of the fair market value of a Share at the time the SAR is exercised over the reference price of the SAR.
What are the terms of my SARs?
Bard originally determined the terms of your grant. At the time of grant, you were given an award agreement that set forth the original number of shares covered by the stock option, the original exercise price, the expiration date, any conditions to exercise and any other terms or conditions that apply.
As discussed in the question above, “How did the completion of the Merger affect my Bard stock options?”, your Bard stock option was converted and substituted for a BD SAR in connection with the Merger, and the number of shares covered by, and reference price of, the SAR have each been adjusted in connection with the Merger.
How is the exercise price of my SAR determined?
Bard originally determined the exercise price of your Bard stock option. As discussed in the question above, “How did the completion of the Merger affect my Bard stock options?”, your Bard stock option was converted and substituted for a BD SAR in connection with the Merger, and the number of shares covered by, and reference price of, the SAR have each been adjusted in connection with the Merger.
When can I exercise my SARs?
You may exercise your SARs when they are vested and exercisable and through the expiration of your grant (see question below, “When do my SARs expire?”).
How do I exercise my SARs?
If you want to exercise your vested SARs, you should contact The Detterick Group at Morgan Stanley by phone at 1-917-368-7511 or by email at detterickgroup@ms.com.

When do my SARs expire?
Your award agreement includes this information, which may vary among your SARs. Please read the applicable award agreement carefully so that you understand when your SARs expire.
Restrictions On Transfer And Sale
Are my awards transferable?
Generally, you cannot sell, transfer, pledge, assign or otherwise alienate or hypothecate your award, other than by shall or the laws of descent and distribution, depending on the terms of the Plan and/or your award agreement. Your SARs shall be exercisable during your lifetime only by you or, if permissible under applicable law, by your guardian or legal representative.
What restrictions might apply to the Shares I acquire?
All certificates for Shares or other securities delivered under the Plan pursuant to any award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
U.S. Income Tax Considerations
The discussion below is a general description of U.S. federal income tax considerations applicable to your SARs based on current law. This section only applies to your SARs if you are subject to U.S. federal income taxation. The discussion does not address Social Security, other U.S. federal, state, local or foreign taxes, or any other tax consequences that may be relevant to you based on your particular circumstances. Because the SARs involve complex tax considerations, we urge you to consult your tax advisor before you make any decisions about your SARs.
We are not guaranteeing any particular tax results related to your SARs. We will withhold taxes and report income amounts to the Internal Revenue Service and other taxing authorities as required by applicable laws.
When will I be taxed with respect to a SAR?
You will generally not recognize taxable income upon the grant of a SAR. Rather, at the time of exercise of the SAR, you will generally recognize ordinary income for income tax purposes in an amount equal to the fair market value on the date of exercise of any shares received. Your tax basis in any shares will generally be their fair market value on the date of exercise (unless otherwise adjusted), and if such shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and such tax basis will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset) depending upon the length of time such shares were held by you.
Will I recognize additional income when I sell shares acquired under a SAR?
Yes. You will generally recognize capital gain to the extent the amount realized upon the sale of shares exceeds your tax basis in such shares (generally their fair market value at the time you recognized the ordinary income (in general, the exercise date) with respect to their acquisition, unless otherwise adjusted). A capital loss will generally result to the extent the amount realized upon the sale is less than such tax basis. The gain or loss will generally be long-term if the shares are held for more than one year prior to the disposition.

PLAN OF DISTRIBUTION
This prospectus supplement and the accompanying prospectus covers the shares of our common stock that will be issued to former employees of C. R. Bard, Inc. and employees of certain former affiliates of Bard upon the exercise of certain stock-settled SARs issuable under the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan, as amended and restated, that we have agreed to substitute for outstanding equity awards previously granted by Bard in connection with our acquisition of Bard. Former employees include executors, administrators or beneficiaries of the estates of deceased employees, guardians or members of a committee for incompetent former employees, or similar persons duly authorized by law to administer the estate or assets of former employees and directors. We are offering these shares of our common stock directly to the holders of these SARs according to the terms of their Award Agreements. We are not using an underwriter in connection with this offering. These shares will be listed for trading on the New York Stock Exchange.
In order to facilitate the exercise of any SARs, we will furnish, at our expense, such reasonable number of copies of this prospectus supplement and the accompanying prospectus to each holder of an SAR as the holder may request, together with instructions that such copies be delivered to the beneficial owners of these SARs.

VALIDITY OF THE SECURITIES
Gary DeFazio, Senior Vice President, Corporate Secretary and Associate General Counsel of BD, will issue an opinion about certain New Jersey law matters in connection with the securities offered hereby for BD.

EXPERTS
The consolidated financial statements of Becton, Dickinson and Company, appearing in Becton, Dickinson and Company’s Annual Report (Form 10-K) for the year ended September 30, 2020, and the effectiveness of Becton, Dickinson and Company’s internal control over financial reporting as of September 30, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

BECTON, DICKINSON AND COMPANY
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS
BECTON DICKINSON EURO FINANCE S.À R.L.
DEBT SECURITIES
fully and unconditionally guaranteed by Becton, Dickinson and Company
Becton, Dickinson and Company (“BD”) may offer, issue and sell from time to time, in one or more offerings, common stock, preferred stock, depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares, debt securities, warrants, purchase contracts or units that may include any of these securities or securities of other entities.
Becton Dickinson Euro Finance S.à r.l. (“Becton Finance”) may offer, issue and sell from time to time, in one or more offerings, its debt securities, which will be fully and unconditionally guaranteed by BD.
This prospectus describes some of the general terms that may apply to the securities to be offered. The specific terms of any securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable supplement carefully before you make your investment decision.
BD’s common stock is listed on the New York Stock Exchange under the trading symbol “BDX.” If the applicable issuer of the securities to be offered decides to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where the applicable issuer has made an application for listing, if any.
Investing in these securities involves certain risks. Please refer to the “ Risk Factors” section beginning on page 4 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference for a description of the risks you should consider when evaluating such investment.
None of the Securities and Exchange Commission, the Luxembourg financial sector supervisory authority (the Commission de Surveillance du Secteur Financier) or any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 6, 2021

About this Prospectus
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, BD may, from time to time, in one of more offerings, sell any combination of its common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units, and Becton Finance may, from time to time, in one or more offerings, sell debt securities fully and unconditionally guaranteed by BD.
This prospectus provides you with a general description of the securities that the issuers may offer. Each time an issuer uses this prospectus to sell securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and any applicable free writing prospectus together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”
You should rely only on the information contained in or incorporated by reference in this prospectus, in any supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, in any supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. The terms “BD,” “we,” “us,” and “our” refer to Becton, Dickinson and Company and its subsidiaries, including Becton Finance, except where it is made clear that the terms mean Becton, Dickinson and Company or Becton Finance only. The term “Becton Finance” refers to Becton Dickinson Euro Finance S.à r.l. only. The common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units of BD and the debt securities of Becton Finance and guarantees thereof by BD are collectively referred to as “securities” and each of BD and Becton Finance is referred to as an “issuer,” and they are collectively referred to as “issuers,” in this prospectus.
i

ii

BECTON, DICKINSON AND COMPANY
BD is a global medical technology company engaged in the development, manufacture and sale of a broad range of medical supplies, devices, laboratory equipment and diagnostic products used by healthcare institutions, physicians, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. We provide customer solutions that are focused on improving medication management and patient safety; supporting infection prevention practices; equipping surgical and interventional procedures; improving drug delivery; aiding anesthesiology care; enhancing the diagnosis of infectious diseases and cancers; advancing cellular research and applications; and supporting the management of diabetes.
BD was incorporated under the laws of the State of New Jersey in November 1906, as successor to a New York business started in 1897. BD’s executive offices are located at 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, and BD’s telephone number is (201) 847-6800. BD’s Internet website is www.bd.com. The information provided on BD’s Internet website is not a part of this prospectus and, therefore, is not incorporated herein by reference.
BECTON DICKINSON EURO FINANCE S.À R.L.
Becton Finance is a private limited liability company (société à responsabilité limitée) organized on April 23, 2019 under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B234229. Becton Finance’s registered office is at 412F, route d’Esch, L-1471 Luxembourg, Grand Duchy of Luxembourg and its telephone number is +352.27.36.54.42.9.
All of the shares of Becton Finance are owned indirectly by BD.
Becton Finance’s principal activities include debt issuance and intercompany group financing and it has no subsidiaries. Becton Finance holds no material assets and does not engage in any other business activities or operations.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
BD files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access BD’s SEC filings, including the registration statement (of which this prospectus forms a part) and the exhibits and schedules thereto.
Pursuant to Rule 3-10 of Regulation S-X, this prospectus does not contain or incorporate by reference separate financial statements for Becton Finance because Becton Finance is a consolidated subsidiary of BD, BD files consolidated financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and BD will fully and unconditionally guarantee the debt securities that may be issued by Becton Finance from time to time. In addition, Becton Finance is a “finance subsidiary” of BD as set forth in Rule 13-01 with no independent function other than financing activities. The financial condition, results of operations and cash flows of Becton Finance are consolidated in the financial statements of BD.
The SEC allows BD to “incorporate by reference” the information BD files with them, which means that BD can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that BD files later with the SEC will automatically update and supersede this information. BD incorporates by reference the documents listed below and any future filings BD makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules), on or after the date of this prospectus until the termination of the offering under this prospectus and any applicable supplement:
(a)	BD’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020;
(b)
the portions of BD’s Proxy Statement on Schedule 14A for its 2021 annual meeting of stockholders filed with the SEC on December 17, 2020, as supplemented on January 19, 2021, that are incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended September 30, 2020;

(c)	BD’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2020 and March 31, 2021;
(d)	BD’s Current Reports on Form 8-K filed with the SEC on October 5, 2020, October 22, 2020, November 17, 2020, January 28, 2021, February 10, 2021, February 11, 2021 and February 12, 2021; and
(e)
the description of BD’s common stock, par value $1.00 per share, contained in its registration statement on Form 8-A filed with the SEC, including any further amendment or report filed for the purpose of updating such description.

You may request a copy of BD’s filings, at no cost, by writing or telephoning the Office of the Corporate Secretary of Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone (201) 847-6800 or by going to BD’s Internet website at www.bd.com. BD’s Internet website address is provided as an inactive textual reference only. The information provided on BD’s Internet website is not part of this prospectus and, therefore, is not incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “plan,” “expect,” “believe,” “intend,” “will,” “may,” “anticipate,” “estimate” and other words of similar meaning in conjunction with, among other things, discussions of future operations and financial performance (including volume growth, pricing, sales and earnings per share growth, and cash flows) and statements regarding BD’s strategy for growth, future product development, regulatory approvals, competitive position and expenditures. All statements that address BD’s future operating performance or events or developments that BD expects or anticipates will occur in the future are forward-looking statements.
Forward-looking statements are, and will be, based on BD’s management’s then-current views and assumptions regarding future events, developments and operating performance, and speak only as of their dates. Investors should realize that if underlying assumptions prove inaccurate, or risks or uncertainties materialize, actual results could vary materially from BD’s expectations and projections. Risks or uncertainties that could cause BD’s actual results to differ from BD’s expectations in any forward-looking statements, many of which are beyond BD’s control and may not be predictable on the date hereof, are described in BD’s latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q and BD’s future filings with the SEC, as they may be supplemented in any applicable prospectus supplement. See “Where You Can Find More Information and Incorporation by Reference.” Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Furthermore, BD undertakes no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events and developments or otherwise, except as required by applicable law or regulations.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risk factors described in any applicable prospectus supplement and any risk factors set forth in BD’s periodic reports and public filings with the SEC, which are incorporated by reference in this prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information and Incorporation by Reference.”
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes of BD, including working capital, acquisitions, retirement of debt and other business opportunities.
DESCRIPTION OF SECURITIES
This prospectus contains a summary of the securities that the issuers may offer and sell from time to time. These summaries are not meant to be a complete description of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK OF BECTON, DICKINSON AND COMPANY
General
As used in this “Description of Capital Stock of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.
The following description of BD’s capital stock is based upon our restated certificate of incorporation, as amended, our by-laws and applicable provisions of law. We have summarized certain portions of our restated certificate of incorporation and by-laws below. The summary is not complete. Our restated certificate of incorporation and by-laws are incorporated by reference in the registration statement for these securities, of which this prospectus forms a part, that we have filed with the SEC. You should read the restated certificate of incorporation and by-laws for the provisions that are important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies.
We have 640,000,000 shares of authorized common stock, $1.00 par value per share, of which 290,818,504 shares were outstanding as of March 31, 2021. We also have 5,000,000 shares of authorized preferred stock, $1.00 par value per share, of which we had outstanding 1,500,000 shares of our 6.00% Mandatory Convertible Preferred Stock, Series B, liquidation preference $1,000 per share.
Our by-laws also provide that only the Chairman of the Board, the Chief Executive Officer, the board of directors or shareholders who collectively own 25% or more of the voting power of BD’s outstanding stock entitled to vote on the matters to be brought may call special meetings of the stockholders.
Common Stock
Listing
Our outstanding shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “BDX.” Any additional common stock we issue also will be listed on the NYSE.
Dividends
Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. We will pay dividends on our common stock only if we have paid or provided for dividends on any outstanding series of preferred stock for all prior periods.
Voting
Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors may provide in the future with respect to any class or series of preferred stock that the board of directors may hereafter authorize.
Fully Paid
Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.
Other Rights
We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.
Preferred Stock
Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval.

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the applicable prospectus supplement, including the following terms:
•	the series, the number of shares offered and the liquidation value of the preferred stock;
•	the price at which the preferred stock will be issued;
•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
•	the voting rights of the preferred stock;
•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.
The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of amendment to our restated certificate of incorporation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of amendment as an exhibit or incorporate it by reference.
Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.
The preferred stock will, when issued, be fully paid and non-assessable.
Anti-Takeover Provisions
Certain provisions in our restated certificate of incorporation and by-laws, as well as certain provisions of New Jersey law, may make more difficult or discourage a takeover of our business.
Certain Provisions of Our Restated Certificate of Incorporation and By-laws
We currently have the following provisions in our restated certificate of incorporation and by-laws which could be considered “anti-takeover” provisions:
•
an authorization for the issuance of blank check preferred stock. Our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes;

•
providing advanced written notice procedures and limitations with respect to shareholder proposals and the nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors;

•
providing a statement that special meetings of our shareholders may only be called by the Chairman of our board of directors, the Chief Executive Officer or our board of directors, or on request in writing of shareholders of record owning 25% or more of the voting power of our outstanding capital stock entitled to vote (limited to shares owned, directly or indirectly, by any shareholder that constitutes such person’s net long position), and providing that a special meeting will not be held if (a) the meeting request is delivered during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the earlier of (x) the date of the next annual meeting or (y) 30 days after the first anniversary of the date of the previous annual meeting; (b) an annual or special meeting of shareholders that included an identical or substantially similar item of business (as determined in good faith by the our board of directors) was held not more than 120 days before the special meeting request was received or will be included on the agenda at an annual or special meeting of shareholders to be held within 90 days after the special meeting request is delivered and (c) our board of directors has called or will call for an annual or special meeting of shareholders within 30 days after the request is received and has determined that the business to be conducted at such meeting includes an identical or substantially similar item of business;
•	allowing our directors to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of our board of directors;
•	granting our board of directors the authority to amend and repeal our by-laws without a stockholder vote; and
•	permitting a majority of our board of directors to fix the number of directors.
These provisions may have the effect of delaying, deferring or preventing a change in control.
Anti-Takeover Effects of the New Jersey Shareholders Protection Act
We are subject to Section 14A-10A of the New Jersey Shareholders Protection Act, a type of anti-takeover statute designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our board of directors for the fair and equitable treatment of all stockholders. Subject to certain qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation’s board of directors approved the combination prior to the stockholder becoming an interested stockholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested stockholder of that corporation unless the combination is approved by the board of directors prior to the interested stockholder’s stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder or the combination meets minimum financial terms specified by the statute.
An “interested stockholder” is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.
The term “business combination” is defined broadly to include, among other things:
•
the merger or consolidation of the corporation with the interested stockholder or any corporation that is or after the merger or consolidation would be an affiliate or associate of the interested stockholder,

•
the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation’s assets, or

•	the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation.
The effect of the statute is to protect non-tendering, post-acquisition minority stockholders from mergers in which they will be “squeezed out” after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority stockholders. The statute generally applies to corporations that are organized under New Jersey law, and have a class of stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES OF BECTON, DICKINSON AND COMPANY
As used in this “Description of Depositary Shares of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.
BD may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, depositary agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable depositary agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.
In connection with the issuance of any depositary shares, we will enter into a depositary agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related depositary agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).

DESCRIPTION OF DEBT SECURITIES OF BECTON, DICKINSON AND COMPANY
As used in this “Description of Debt Securities of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.
The following description sets forth general terms and provisions of the debt securities that BD may offer. The applicable prospectus supplement will describe the particular terms of the debt securities being offered and the extent to which these general provisions may apply to those debt securities.
The debt securities will be issued under the indenture, dated March 1, 1997, between us and The Bank of New York Mellon Trust Company, N. A., as trustee. A copy of the indenture is filed with the SEC as an exhibit to the registration statement relating to this prospectus and you should refer to the indenture for provisions that may be important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies.
General
The debt securities covered by this prospectus will be our senior unsecured obligations. The indenture does not limit the aggregate principal amount of debt securities we can issue. The indenture provides that debt securities may be issued thereunder from time to time in one or more series.
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the designation of the debt securities of the series;
•
any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount of debt securities of that series after initial issuance;

•	any date on which the principal of the debt securities of the series is payable (which date may be fixed or extendible);
•	the interest rate or rates and the method for calculating the interest rate;
•
if other than as provided in the indenture, any place where principal of and interest on debt securities of the series will be payable, where debt securities of the series may be surrendered for exchange, where notices or demands may be served and where notice to holders may be published and any time of payment at any place of payment;

•	whether we have a right to redeem debt securities of the series and any terms thereof;
•	whether you have a right to require us to redeem, repurchase or repay debt securities of the series and any terms thereof;
•	if other than denominations of $1,000 and any integral multiple, the denominations in which debt securities of the series shall be issuable;
•	if other than the principal amount, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity;
•	if other than U.S. dollars, the currency or currencies in which payment of the principal of and interest on the debt securities of the series will be payable;
•	whether the principal and any premium or interest is payable in a currency other than the currency in which the debt securities are denominated;
•
whether we have an obligation to pay additional amounts on the debt securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right that we may have to redeem those debt securities rather than pay the additional amounts;

•	if other than the person acting as trustee, any agent acting with respect to the debt securities of the series;
•	any provisions for the defeasance of any debt securities of the series in addition to, in substitution for or in modification of the provisions described in “— Defeasance and Covenant Defeasance”;

•
the identity of any depositary for registered global securities of the series other than The Depository Trust Company and any circumstances other than those described in “— Global Securities” in which any person may have the right to obtain debt securities in definitive form in exchange;

•	any events of default applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Events of Default”;
•	any covenants applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Covenants”; and
•	any other terms of the debt securities of the series.
The debt securities will be issued in registered form without coupons unless otherwise provided in a supplemental indenture or board resolution. Unless otherwise provided in the applicable prospectus supplement, principal (unless the context otherwise requires, “principal” includes premium, if any) of and any interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at an office or agency designated for the debt securities, provided that, at our option, payment of interest may be made by check to the address of the person entitled thereto as it appears in the security register. Subject to the limitations provided in the indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith.
Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount. If any debt securities are original issue discount securities, special federal income tax, accounting and other considerations may apply and will be described in the prospectus supplement relating to the debt securities. “Original Issue Discount Security” means any security which provides for an amount less than the principal amount to be due and payable upon acceleration of the maturity due to the occurrence and continuation of an event of default.
Consolidation, Merger and Sale of Assets
Under the indenture, we have agreed not to consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of our properties and assets as an entirety unless:
•	we are the surviving person; or
•
the surviving person is a corporation organized and validly existing under the laws of the United States of America or any U.S. State or the District of Columbia and expressly assumes by a supplemental indenture all of our obligations under the debt securities and under the indenture; and

•	immediately before and after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.
Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving corporation will succeed to, and be substituted for, and may exercise every right and power that we have under the indenture and under the debt securities.
Events of Default
The following are “events of default” under the indenture with respect to debt securities of any series:
•	default in the payment of interest on any debt security when due, which continues for 30 days;
•	default in the payment of principal of any debt security when due;
•	default in the deposit of any sinking fund payment when due;
•
default in the performance of any other obligation contained in the indenture, which default continues for 60 days after we receive written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of that series;

•	specified events of bankruptcy, insolvency or reorganization of our company for the benefit of our creditors; or
•	any other event of default established for the debt securities of that series.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require us to repay immediately:
•	the entire principal of the debt securities of that series; or
•	if the debt securities are original issue discount securities, that portion of the principal as may be described in the applicable prospectus supplement.
At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under certain circumstances, waive all defaults with respect to that series and rescind and annul the acceleration.
We are required to furnish to the trustee annually an Officers’ Certificate as to our compliance with all conditions and covenants under the indenture. We must notify the trustee within five days of any default or event of default.
The indenture provides that the trustee will, within 60 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities notice of all defaults. In certain instances, the trustee may withhold that notice if and so long as a responsible officer of the trustee in good faith determines that withholding the notice is in the interest of the holders of the debt securities. By “default” we mean any event which is, or after notice or passage of time would be, an event of default.
The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities, by notice to the trustee, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.
Subject to the further conditions contained in the indenture, the holders of a majority in aggregate principal amount outstanding of the debt securities of any series may waive, on behalf of the holders of all debt securities of that series, any past default or event of default and its consequences except a default or event of default:
•	in the payment of the principal of, or interest on, any debt security of that series; or
•
in respect of a covenant or provision of such indenture which cannot under the terms of the indenture be amended or modified without the consent of the holder of each outstanding debt security that is adversely affected thereby.

The applicable prospectus supplement will describe any provisions for events of default applicable to the debt securities of any series in addition to, in substitution for, or in modification of, the provisions described above.
Covenants
We have agreed to some restrictions on our activities for the benefit of holders of the debt securities. Unless we state otherwise in the applicable prospectus supplement , the restrictive covenants summarized below will apply so long as any of the debt securities are outstanding, unless the covenants are waived or amended. The applicable prospectus supplement may contain different covenants. We have provided the definitions to define the capitalized words used in describing the covenants.
Definitions
“Attributable Debt” means, with respect to a lease which we or any Restricted Subsidiary is at any time liable as a lessee, the total net amount of rent (discounted at a rate per annum equivalent to the interest rate inherent in such lease, as we determine in good faith, compounded semiannually) required to be paid during the remaining term of such lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended.
“Consolidated Net Tangible Assets” with respect to any Person means the total amount of such Person and the Subsidiaries’ assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding any liabilities constituting funded debt by reason of being renewable or extendible), (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, (iii) investments in and advances to Subsidiaries which are not Restricted Subsidiaries, and (iv) minority interests in the equity of Restricted Subsidiaries, all as determined on a consolidated basis in conformity with GAAP and set forth on the most recent consolidated balance sheet of such Person and its Subsidiaries.

“Funded Debt” means all indebtedness for borrowed money maturing more than 12 months after the time of computation thereof, guarantees of such indebtedness of others (except guarantees of collection arising in the ordinary course of business), and all obligations in respect of lease rentals which, under generally accepted accounting principles, are shown on a balance sheet as a non-current liability.
“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) now owned or hereafter acquired by us or any Restricted Subsidiary and used primarily for manufacturing, processing or warehousing and located in the United States (excluding its territories and possessions, but including Puerto Rico), the gross book value (without deduction of any depreciation reserves) of which is in excess of 2.0% of Consolidated Net Tangible Assets of BD, other than any such building, structure or other facility or portion which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Restricted Subsidiaries as an entirety.
“Restricted Subsidiary” means any subsidiary that substantially all of the property and operations of which are located in the United States (excluding its territories and possessions, but including Puerto Rico), and which owns or leases a Principal Property, except a subsidiary which is primarily engaged in the business of a finance company.
“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other subsidiaries, or by us and by one or more other subsidiaries.
Restrictions on Secured Debt
If we or any Restricted Subsidiary incurs, issues, assumes or guarantees any debt secured by a mortgage on any Principal Property or on any shares of stock or debt of any Restricted Subsidiary, we will secure, or cause such Restricted Subsidiary to secure, the debt securities (and, if we choose, any other debt of ours or that Restricted Subsidiary which is not subordinate to the debt securities) equally and ratably with (or prior to) such secured debt. However, we may incur secured debt without securing this debt, if the aggregate amount of all such debt so secured, together with all our and our Restricted Subsidiaries’ Attributable Debt in respect of certain sale and leaseback transactions involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and we will exclude from our calculation of secured debt for the purposes of this restriction, debt secured by:
•	mortgages existing on properties on the date of the indenture,
•	mortgages on properties, shares of stock or debt existing at the time of acquisition (including acquisition through merger or consolidation), purchase money mortgages and construction mortgages,
•	mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time that corporation becomes a Restricted Subsidiary,
•	mortgages in favor of Federal and State governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute,
•	mortgages in favor of us or a Restricted Subsidiary,
•	mortgages in connection with the issuance of tax-exempt industrial development bonds,
•
mortgages under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposit bonds to secure statutory obligations (or pledges or deposits for similar purposes in the ordinary course of business), or liens imposed by law and certain other liens or other encumbrances, and

•	subject to certain limitations, any extension, renewal or replacement of any mortgage referred to in the foregoing clauses.
Restrictions on Sale and Leasebacks
We have agreed that we will not, and we will not permit any of our Restricted Subsidiaries to, enter into any sale and leaseback transaction involving the taking back of a lease, for a period of three or more years, of any Principal Property, the acquisition, completion of construction or commencement of full operation of which has occurred more than 120 days prior thereto, unless:
•	the commitment to enter into the sale and leaseback transaction was obtained during that 120-day period;

•
we or our Restricted Subsidiaries could create debt secured by a mortgage on the Principal Property as described under “— Restrictions on Secured Debt” above in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities;

•	within 120 days after the sale or transfer, we designate an amount to the retirement of Funded Debt, subject to credits for voluntary retirements of Funded Debt, equal to the greater of
(i)	the net proceeds of the sale of the Principal Property and
(ii)	the fair market value of the Principal Property, or
•
we or any Restricted Subsidiary, within a period commencing 180 days prior to and ending 180 days after the sale or transfer, have expended or reasonably expect to expend within such period any monies to acquire or construct any Principal Property or properties in which event we or that Restricted Subsidiary enter into the sale and leaseback transaction, but (unless certain other conditions are met) only to the extent that the Attributable Debt with respect to the sale and leaseback transaction is less than the monies expended or to be expended.

These restrictions will not apply to any sale and leaseback transactions between us and a Restricted Subsidiary or between a Restricted Subsidiary and another Restricted Subsidiary.
Modification and Waiver
Under the indenture we and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities in order to:
•	evidence the succession of another corporation to our company and the assumption of our covenants by that successor,
•	provide for a successor trustee with respect to the debt securities of all or any series,
•	establish the forms and terms of the debt securities of any series,
•	provide for uncertificated or unregistered debt securities, or
•	cure any ambiguity or correct any mistake or to make any change that does not materially adversely affect the legal rights of any holder of the debt securities under the indenture.
We and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each affected series, amend the indenture and the debt securities of any series for the purpose of adding any provisions to or changing or eliminating any provisions of the indenture or modifying the rights of holders of debt securities under the indenture. However, without the consent of each holder of any debt security affected, we may not amend or modify the indenture to:
•	change the stated maturity date of any installment of principal of, or interest on, any debt security,
•	reduce the principal amount of, or the rate of interest on, any debt security,
•	adversely affect the rights of any debt security holder under any mandatory redemption or repurchase provision,
•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity,
•	change the place or currency of payment of principal of, or any premium or interest on, any debt security,
•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security,
•
reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture,

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default,
•	waive a default in the payment of principal of, or interest on, any debt security,

•	change any of our obligations to maintain offices or agencies where the debt securities may be surrendered for payment, registration or transfer and where notices and demands may be served upon us, or
•
change any of the above provisions, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder of any debt security affected.

Defeasance and Covenant Defeasance
When we use the term “defeasance,” we mean discharge from some or all of our obligations under the indenture. Unless the terms of the debt securities of any series provide otherwise, we may elect either:
•	to defease and be discharged from any and all obligations with respect to
•	debt securities of any series payable within one year, or
•	other debt securities of any series upon the conditions described below; or
•
to be released from our obligations with respect to covenants described under “— Covenants” above and, if specified in the applicable prospectus supplement, other covenants applicable to the debt securities of any series (“covenant defeasance”), upon (or, with respect to defeasance of debt securities payable later than one year from the date of defeasance, on the 91st day after) the deposit with the trustee, in trust for that purpose, of money and/or U.S. Government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and interest on the debt securities.
As a condition to defeasance of any debt securities of any series payable later than one year from the time of defeasance, we must deliver to the trustee an opinion of counsel and/or a ruling of the Internal Revenue Service to the effect that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of that defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.
We may exercise either defeasance option with respect to the debt securities of any series notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities of any series may not be accelerated because of a default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities of any series may not be accelerated by reason of an event of default with respect to the covenants to which the covenant defeasance applies. If acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and U.S. Government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities. In other words, the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. We will, however, remain liable for such payments at the time of the acceleration.
Governing Law
The indenture and the debt securities are governed by and construed in accordance with the laws of the State of New York.
The Trustee
We maintain a banking relationship with the trustee or its affiliates. An affiliate of the trustee is also one of the broker-dealers we use in connection with our share repurchase program.

DESCRIPTION OF WARRANTS OF BECTON, DICKINSON AND COMPANY
As used in this “Description of Warrants of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.
BD may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of the general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	whether the warrants are to be sold separately or with other securities as parts of units;
•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;
•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	any anti-dilution provisions of the warrants;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS OF BECTON, DICKINSON AND COMPANY
As used in this “Description of Purchase Contracts of Becton, Dickinson and Company” section, the terms “we,” “us,” and “our” refer to BD and not its subsidiaries.
BD may issue purchase contracts for the purchase or sale of:
•
debt securities or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination as specified in the applicable prospectus supplement;

•	currencies; or
•	commodities.
We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. We may be entitled to satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of that purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell those securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF UNITS OF BECTON, DICKINSON AND COMPANY
As specified in the applicable prospectus supplement, BD may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of common stock or preferred stock or any combination of these securities, or securities of other entities. The applicable prospectus supplement will describe:
•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEBT SECURITIES OF BECTON DICKINSON EURO FINANCE S.À R.L.
The following description sets forth general terms and provisions of the debt securities that Becton Finance may offer and guarantees thereof by BD (in its role as guarantor under the Finance Indenture (as defined below), the “Guarantor”). The applicable prospectus supplement will describe the particular terms of the debt securities and guarantees thereof being offered and the extent to which these general provisions may apply to those debt securities.
The debt securities of Becton Finance are to be issued under the indenture, dated May 17, 2019 (the “Finance Indenture”), among Becton Finance, BD, as guarantor, and The Bank of New York Mellon Trust Company, N. A., as trustee. The Finance Indenture has been filed with the SEC as an exhibit to the registration statement relating to this prospectus and you should refer to the Finance Indenture for provisions that may be important to you. See “Where You Can Find More Information and Incorporation by Reference” for information on how to obtain copies. When used under this “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the terms “debt security” and “debt securities” refer to the debt securities issued under the Finance Indenture.
General
The debt securities of Becton Finance covered by this prospectus will be Becton Finance’s direct, senior and unsecured obligations and will be pari passu in right of payment with all of Becton Finance’s other senior and unsecured obligations outstanding from time to time. The Guarantor will fully and unconditionally guarantee (1) the full and punctual payment, when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of Becton Finance under the finance indenture and the debt securities issued thereunder and (2) the full and punctual performance within applicable grace periods of all other obligations of Becton Finance under the Finance Indenture and the debt securities issued thereunder. Each guarantee of debt securities will be a senior unsecured obligation of the Guarantor and will be pari passu in right of payment with all of its current and future senior unsecured indebtedness unless otherwise provided in a prospectus supplement. The guarantee provides that a holder of a debt security of Becton Finance may initiate action against the Guarantor to enforce the guarantee without first proceeding against Becton Finance. The Finance Indenture does not limit the aggregate principal amount of debt securities that Becton Finance can issue. The Finance Indenture provides that debt securities may be issued thereunder from time to time in one or more series.
The prospectus supplement relating to any series of debt securities of Becton Finance being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the designation of the debt securities of the series;
•
any limit upon the aggregate principal amount of the debt securities of the series and any limitation on our ability to increase the aggregate principal amount of debt securities of that series after initial issuance;

•	any date on which the principal of the debt securities of the series is payable (which date may be fixed or extendible);
•	the interest rate or rates and the method for calculating the interest rate;
•
if other than as provided in the Finance Indenture, any place where principal of and interest on debt securities of the series will be payable, where debt securities of the series may be surrendered for exchange, where notices or demands may be served and where notice to holders may be published and any time of payment at any place of payment;

•	whether Becton Finance has a right to redeem debt securities of the series and any terms thereof;
•	whether you have a right to require Becton Finance to redeem, repurchase or repay debt securities of the series and any terms thereof;
•	if other than denominations of $1,000 and any integral multiple, the denominations in which debt securities of the series shall be issuable;
•	if other than the principal amount, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity;
•	if other than U.S. dollars, the currency or currencies in which payment of the principal of and interest on the debt securities of the series will be payable;

•	whether the principal and any premium or interest is payable in a currency other than the currency in which the debt securities are denominated;
•
whether Becton Finance has an obligation to pay additional amounts on the debt securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right that Becton Finance may have to redeem those debt securities rather than pay the additional amounts;

•	if other than the person acting as trustee, any agent acting with respect to the debt securities of the series;
•	any provisions for the defeasance of any debt securities of the series in addition to, in substitution for or in modification of the provisions described in “— Defeasance and Covenant Defeasance”;
•
the identity of any depositary for registered global securities of the series other than The Depository Trust Company and any circumstances other than those described in “— Global Securities” in which any person may have the right to obtain debt securities in definitive form in exchange;

•	any events of default applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Events of Default”;
•	any covenants applicable to any debt securities of the series in addition to, in substitution for or in modification of those described in “— Covenants”;
•	the terms of the guarantees by the Guarantor, including any corresponding changes to the provisions of the Finance Indenture; and
•	any other terms of the debt securities of the series.
The debt securities will be issued in registered form without coupons unless otherwise provided in a supplemental indenture or board resolution. Unless otherwise provided in the applicable prospectus supplement, principal (unless the context otherwise requires, “principal” includes premium, if any) of and any interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at an office or agency designated for the debt securities, provided that, at Becton Finance’s option, payment of interest may be made by check to the address of the person entitled thereto as it appears in the security register. Subject to the limitations provided in the Finance Indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith.
Debt securities may be issued under the Finance Indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount. If any debt securities are original issue discount securities, special federal income tax, accounting and other considerations may apply and will be described in the prospectus supplement relating to the debt securities. “Original Issue Discount Security” means any security which provides for an amount less than the principal amount to be due and payable upon acceleration of the maturity due to the occurrence and continuation of an event of default.
Consolidation, Merger and Sale of Assets
Under the Finance Indenture, Becton Finance and the Guarantor have agreed not to consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety unless:
•	the surviving person is Becton Finance or the Guarantor; or
•
the surviving person is a corporation, partnership, limited liability company, an association, trust or other entity organized and validly existing under the laws of the United States of America, any U.S. State or the District of Columbia, any member state of the European Union, Ireland, Canada, United Kingdom, Bermuda, the Cayman Islands, Singapore, Hong Kong, Switzerland or the United Arab Emirates and expressly assumes by a supplemental indenture all of the obligations of Becton Finance under the debt securities and under the Finance Indenture; and

•	immediately after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving entity will succeed to, and be substituted for, and may exercise every right and power that Becton Finance has under the Finance Indenture and under the debt securities.
The Finance Indenture provides that the Guarantor will not consolidate or merge with any other person, sell, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety unless:
•	the Guarantor is the surviving person; or
•
the surviving person is a corporation, partnership, limited liability company, an association, trust or other entity organized and validly existing under the laws of the United States of America, any U.S. State or the District of Columbia, any member state of the European Union, Ireland, Canada, United Kingdom, Singapore, Hong Kong or Switzerland and expressly assumes by a supplemental indenture all of the obligations of the Guarantor under the debt securities and under the Finance Indenture; and

•	immediately after the transaction or each series of transactions, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.
Upon any such consolidation, merger, sale, transfer, lease or other disposition, the surviving entity will succeed to, and be substituted for, and may exercise every right and power that the Guarantor has under the Finance Indenture and under the debt securities.
Events of Default
The following are “events of default” under the Finance Indenture with respect to debt securities of any series:
•	default in the payment of interest on any debt security when due, which continues for 30 days;
•	default in the payment of principal of any debt security when due;
•	default in the deposit of any sinking fund payment when due;
•
default in the performance of any other of Becton Finance’s or the Guarantor’s obligations contained in the Finance Indenture, which default continues for 60 days after Becton Finance receives written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of that series;

•	specified events of bankruptcy, insolvency or reorganization of Becton Finance or the Guarantor for the benefit of their respective creditors;
•
a guarantee of the Guarantor ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid or the Guarantor denies its liability under such guarantee (other than by reason of release of the Guarantor in accordance with the terms of the Finance Indenture); or

•	any other event of default established for the debt securities of that series.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require Becton Finance to repay immediately:
•	the entire principal of the debt securities of that series; or
•	if the debt securities are original issue discount securities, that portion of the principal as may be described in the applicable prospectus supplement.
At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on that acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under certain circumstances, waive all defaults with respect to that series and rescind and annul the acceleration.
Becton Finance is required to furnish to the trustee annually an officer’s certificate as to its compliance with all conditions and covenants under the Finance Indenture. Becton Finance must notify the trustee within five days of any default or event of default.

The Finance Indenture provides that the trustee will, within 60 days after a responsible officer of the trustee receives written notice of the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities notice of all defaults. In certain instances, the trustee may withhold that notice if and so long as a responsible officer of the trustee in good faith determines that withholding the notice is in the interest of the holders of the debt securities. As used in this “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the term “default” means any event which is, or after notice or passage of time would be, an event of default.
The Finance Indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities, by notice to the trustee, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.
Subject to the further conditions contained in the Finance Indenture, the holders of a majority in aggregate principal amount outstanding of the debt securities of any series may waive, on behalf of the holders of all debt securities of that series, any past default or event of default and its consequences except a default or event of default:
•	in the payment of the principal of, or interest on, any debt security of that series; or
•
in respect of a covenant or provision of such Finance Indenture which cannot under the terms of the Finance Indenture be amended or modified without the consent of the holder of each outstanding debt security that is adversely affected thereby.

The applicable prospectus supplement will describe any provisions for events of default applicable to the debt securities of any series in addition to, in substitution for, or in modification of, the provisions described above.
Guarantees
The Guarantor will fully and unconditionally guarantee all obligations of Becton Finance under the Finance Indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be a senior unsecured obligation of the Guarantor.
The Guarantor may, without the consent of holders, assume all of the rights and obligations of Becton Finance under the Finance Indenture and the applicable debt securities if, after giving effect to such assumption, no default or event of default shall have occurred and be continuing. The Guarantor is required to assume all rights and obligations of Becton Finance under the Finance Indenture with respect to a series of debt securities if, upon a payment default by Becton Finance with respect to such series, the Guarantor is prevented by judicial proceeding from fulfilling its obligations under the guarantee with respect to such series of debt securities. Upon any such assumption by the Guarantor, the Guarantor will execute a supplemental indenture evidencing the assumption and Becton Finance shall be released from its liabilities as obligor on the applicable debt securities.
Covenants
The Guarantor has agreed to certain restrictions on its activities for the benefit of holders of the debt securities. Unless stated otherwise in an applicable prospectus supplement, the restrictive covenants summarized below will apply so long as any of the debt securities are outstanding, unless the covenants are waived or amended. The applicable prospectus supplement may contain different covenants. The definitions to define the capitalized words used in describing the covenants have been provided.
Definitions
“Attributable Debt” means as to any particular lease which the Guarantor or any Restricted Subsidiary is at any time liable as lessee and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such date at a rate per annum equivalent to the interest rate inherent in such lease (as determined in good faith by the Guarantor’s board of directors) compounded semi-annually.
“Consolidated Net Tangible Assets” with respect to any Person means, as at any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP and set forth on the most recent consolidated balance sheet of such Person and its Subsidiaries preceding such date of determination after deducting therefrom (a) all current liabilities (excluding liabilities constituting Funded Debt by reason of being renewable or extendible), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, (c) investments in and advances to Subsidiaries which are not Restricted Subsidiaries, and (d) minority interests in the equity of Restricted Subsidiaries, all as determined on a consolidated basis in conformity with GAAP and set forth on such most recent consolidated balance sheet of such Person and its Subsidiaries.
“Funded Debt” means (a) all indebtedness for money borrowed (including the debt securities of Becton Finance) which by its terms matures more than twelve months after the time of the computation of the amount thereof or which is extendible or renewable at the option of the obligor on such indebtedness to a time more than twelve months after the time of the computation of the amount thereof (excluding any amount thereof which is included in current liabilities), (b) all guarantees, direct or indirect, of any such indebtedness of others, other than any guarantee of collection arising in the ordinary course of business, and (c) all obligations in respect of lease rentals which, under generally accepted accounting principles, are shown on a balance sheet of the obligor as a liability item other than a current liability.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, now owned or hereafter acquired by the Guarantor or any Restricted Subsidiary and used primarily for manufacturing, processing or warehousing and located in the United States of America or the Commonwealth of Puerto Rico, the gross book value (without deduction of any depreciation reserves) of which at the time the determination is being made exceeds 2.0% of the Consolidated Net Tangible Assets of the Guarantor, other than any such building, structure or other facility or portion thereof which, in the opinion of the Guarantor’s board of directors expressed in a board resolution, is not of material importance to the total business conducted by the Guarantor and its Restricted Subsidiaries as an entirety.
“Restricted Subsidiary” means any Subsidiary of the Guarantor (a) substantially all of the property of which is located, and substantially all of the operations of which are conducted in the United States of America or the Commonwealth of Puerto Rico, and (b) which owns or leases a Principal Property, except a Subsidiary which is primarily engaged in the business of a finance company.
“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by such Person.
Restrictions on Secured Debt
If the Guarantor or any Restricted Subsidiary incurs, issues, assumes or guarantees any debt secured by a mortgage on any Principal Property or on any shares of stock or debt of any Restricted Subsidiary, the Guarantor will secure, or cause such Restricted Subsidiary to secure, the debt securities (and, if the Guarantor chooses, any other debt of ours or that Restricted Subsidiary which is not subordinate to the debt securities) equally and ratably with (or prior to) such secured debt.
However, the Guarantor may incur secured debt without securing this debt, if the aggregate amount of all such debt so secured, together with all Attributable Debt in respect of certain sale and leaseback transactions involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets. This restriction will not apply to, and the Guarantor will exclude from its calculation of secured debt for the purposes of this restriction, debt secured by:
•	mortgages existing on properties on the date of the Finance Indenture;
•	mortgages on properties, shares of stock or debt existing at the time of acquisition (including acquisition through merger or consolidation), purchase money mortgages and construction mortgages;
•	mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time that corporation becomes a Restricted Subsidiary;
•	mortgages in favor of Federal and State governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute;
•	mortgages in favor of the Guarantor, Becton Finance or any Restricted Subsidiary;
•	mortgages in connection with the issuance of tax-exempt industrial development bonds;

•
mortgages under workers’ compensation laws, unemployment insurance laws or similar legislation, or deposit bonds to secure statutory obligations (or pledges or deposits for similar purposes in the ordinary course of business), or liens imposed by law and certain other liens or other encumbrances; and

•	subject to certain limitations, any extension, renewal or replacement of any mortgage referred to in the foregoing clauses.
Restrictions on Sale and Leasebacks
The Guarantor has agreed that it will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction involving the taking back of a lease, for a period of three or more years, of any Principal Property, the acquisition, completion of construction or commencement of full operation of which has occurred more than 120 days prior thereto, unless:
•	the commitment to enter into the sale and leaseback transaction was obtained during that 120-day period;
•
the Guarantor or any Restricted Subsidiary could create debt secured by a mortgage on the Principal Property as described under “— Restrictions on Secured Debt” above in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities;

•	within 120 days after the sale or transfer, the Guarantor designates an amount to the retirement of Funded Debt, subject to credits for voluntary retirements of Funded Debt, equal to the greater of:
(i)	the net proceeds of the sale of the Principal Property and
(ii)	the fair market value of the Principal Property, or
•
the Guarantor or any Restricted Subsidiary, within a period commencing 180 days prior to and ending 180 days after the sale or transfer, has expended or reasonably expect to expend within such period any monies to acquire or construct any Principal Property or properties in which event the Guarantor or that Restricted Subsidiary enter into the sale and leaseback transaction, but (unless certain other conditions are met) only to the extent that the Attributable Debt with respect to the sale and leaseback transaction is less than the monies expended or to be expended.

These restrictions will not apply to any sale and leaseback transactions among Guarantor or a Restricted Subsidiary or any combination thereof.
Becton Dickinson Euro Finance S.à r.l. Business Activities
Becton Finance will not engage in any activities or take any action that would be inconsistent with the definition of “finance subsidiary” within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.
Modification and Waiver
Under the Finance Indenture, Becton Finance, the Guarantor and the trustee may enter into one or more supplemental indentures without the consent of the holders of debt securities in order to:
•	evidence the succession of another corporation to Becton Finance or the Guarantor and the assumption of such party’s covenants by that successor;
•	provide for a successor trustee with respect to the debt securities of all or any series;
•	establish the forms and terms of the debt securities of any series;
•	provide for uncertificated or unregistered debt securities; or
•	cure any ambiguity or correct any mistake or to make any change that does not materially adversely affect the legal rights of any holder of the debt securities under the Finance Indenture.

Becton Finance, the Guarantor and the trustee may, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each affected series, amend the Finance Indenture and the debt securities of any series for the purpose of adding any provisions to or changing or eliminating any provisions of the Finance Indenture or modifying the rights of holders of debt securities under the Finance Indenture. However, without the consent of each holder of any debt security affected, Becton Finance, the Guarantor and the trustee may not amend or modify the Finance Indenture to:
•	change the stated maturity date of any installment of principal of, or interest on, any debt security;
•	reduce the principal amount of, or the rate of interest on, any debt security;
•	adversely affect the rights of any debt security holder under any mandatory redemption or repurchase provision;
•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;
•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;
•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;
•
reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the Finance Indenture or to waive compliance with certain provisions of the Finance Indenture;

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default;
•	waive a default in the payment of principal of, or interest on, any debt security;
•
change any of the obligations of Becton Finance to maintain offices or agencies where the debt securities may be surrendered for payment, registration or transfer and where notices and demands may be served upon Becton Finance;

•
release the Guarantor from its obligations in respect of the guarantee of any series of debt securities or modify the Guarantor’s obligations thereunder other than in accordance with the provisions of the Finance Indenture; or

•
change any of the above provisions, except to increase any such percentage or to provide that certain other provisions of the Finance Indenture cannot be modified or waived without the consent of each holder of any debt security affected.

Defeasance and Covenant Defeasance
As used in this “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” section, the term “defeasance” means discharge from some or all of Becton Finance’s and the Guarantor’s obligations under the Finance Indenture. Unless the terms of the debt securities of any series provide otherwise, Becton Finance or the Guarantor may elect either:
•	to defease and be discharged from any and all obligations with respect to:
•	debt securities of any series payable within one year, or
•	other debt securities of any series upon the conditions described below; or
•
to release any obligations with respect to covenants described under “— Covenants” above and, if specified in the applicable prospectus supplement, other covenants applicable to the debt securities of any series (“covenant defeasance”), upon the deposit with the trustee, in trust for that purpose, of money and/or U.S. Government obligations (or foreign governmental obligations in the applicable currency, in the case of debt securities denominated in a currency other than U.S. dollars) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and interest on the debt securities.

As a condition to defeasance of any debt securities of any series payable later than one year from the time of defeasance, Becton Finance or the Guarantor must deliver to the trustee an opinion of counsel and/or a ruling of the Internal Revenue Service to the effect that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of that defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.
Becton Finance may exercise either defeasance option with respect to the debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If Becton Finance exercises its defeasance option, payment of the debt securities of any series may not be accelerated because of a default or an event of default. If Becton Finance exercises its covenant defeasance option, payment of the debt securities of any series may not be accelerated by reason of an event of default with respect to the covenants to which the covenant defeasance applies. If acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and U.S. Government obligations (or foreign governmental obligations, in the case of debt securities denominated in a currency other than U.S. dollars) in the defeasance trust could be less than the principal and interest then due on the debt securities. In other words, the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. Becton Finance will, however, remain liable for such payments at the time of the acceleration.
Governing Law
The Finance Indenture, the guarantees by the Guarantor and the debt securities are governed by and construed in accordance with the laws of the State of New York. The provisions of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, are expressly excluded.
The Trustee
Becton Finance and BD maintain a banking relationship with the trustee or its affiliates. An affiliate of the trustee is also one of the broker-dealers BD uses in connection with its share repurchase program.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered global securities
The debt securities of each series will be issued in the form of one or more fully registered global debt securities that are registered in the name of The Depository Trust Company, or its nominee, as depositary, unless another depositary is designated for the debt securities of that series. Unless we state otherwise in the applicable prospectus supplement, debt securities in definitive form will not be issued. Unless and until a global security is exchanged in whole or in part for debt securities in definitive form, it may not be registered for transfer or exchange except as a whole by the depositary for that global security to a nominee of the depositary.
Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by that global security to the accounts of institutions, the participants that are entitled to the registered global security that have accounts with the depositary designated by the underwriters or their agents engaging in any distribution of the debt securities. The depositary advises that pursuant to procedures established by it:
•	Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.
•
Ownership of beneficial interests by participants in a global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depositary or by its nominee.

•
Ownership of beneficial interests in a global security by persons that hold through participants will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the participants.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and these laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or its nominee, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as specified below, owners of beneficial interests in a global security will not:
•	be entitled to have their debt securities represented by the global security registered in their names;
•	receive or be entitled to receive physical delivery of debt securities in certificated form; or
•	be considered the holders for any purposes under the indenture.
Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which that person holds its interest, in order to exercise any rights of a holder of debt securities under the indenture. The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder of debt securities is entitled to give or take under the indenture.
We understand that, under existing industry practices, if we request any action of holders of debt securities or any owner of a beneficial interest in a global security desires to give any notice or take any action a holder of debt securities is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give that notice or take that action, and the participants would authorize the beneficial owners owning through them to give the notice or take the action or would otherwise act upon the instructions of the beneficial owners owning through them.
The depositary or a nominee thereof, as holder of record of a global security, will be entitled to receive payments of principal and interest for payment to beneficial owners in accordance with customary procedures established from time to time by the depositary. The agent for the payment, transfer and exchange of the securities is the trustee, acting through its corporate trust office located in Chicago, Illinois.
We expect that the depositary, upon receipt of any payment of principal or interest in respect of a global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, and will be the responsibility of the participants. We, the trustee, our agents and the trustee’s agents shall not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
If we determine that debt securities will no longer be maintained as global securities, or, if at any time an event of default has occurred and is continuing under the indenture, or if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered or in good standing under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive certificated form in exchange for the registered global securities.
In the event that the book-entry system is discontinued, the following provisions shall apply. The trustee or any successor registrar under the indenture shall keep a register for the debt securities in definitive certificated form at its corporate trust office. Subject to the further conditions contained in the indenture, debt securities in definitive certificated form may be transferred or exchanged for one or more debt securities in different authorized denominations upon surrender of the debt securities at a corporate trust office of the trustee or any successor registrar under the indenture by the registered holders or their duly authorized attorneys. Upon surrender of any debt security to be transferred or exchanged, the trustee or any successor registrar under the indenture shall record the transfer or exchange in the security register and we will issue, and the trustee shall authenticate and deliver, new debt securities in definitive certificated form appropriately registered and in appropriate authorized denominations. The trustee shall be entitled to treat the registered holders of the debt securities in definitive certificated form, as their names appear in the security register as of the appropriate date, as the owners of the debt securities for all purposes under the indenture.

PLAN OF DISTRIBUTION
The issuers may sell the securities in one or more of the following ways (or in any combination) from time to time:
•	through underwriters or dealers;
•	directly to one or more purchasers;
•	through agents; or
•	through any combination of these methods.
The applicable prospectus supplement will state the specific plan of distribution and terms of the offering of the securities, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by the issuer;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If an issuer uses underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
Unless otherwise stated in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The issuers may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them by the applicable issuer. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
In addition, the issuers may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from the issuers to close out any related short positions. The issuers may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
The applicable issuer may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from such issuer at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions paid by such issuer for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with one or both of the issuers to indemnification by such issuer against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for such issuer and its affiliates in the ordinary course of business.
Each new series of securities other than the common stock, which is listed on the NYSE, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

VALIDITY OF SECURITIES
Unless otherwise indicated in the prospectus supplement with respect to any securities, the validity of the securities to be offered hereby will be passed upon for BD by Samrat S. Khichi, BD’s Executive Vice President, General Counsel, Public Policy and Regulatory Affairs and particular matters with respect to Luxembourg law will be passed upon by Loyens & Loeff Luxembourg S.à r.l.
EXPERTS
The consolidated financial statements of Becton, Dickinson and Company appearing in Becton, Dickinson and Company’s Annual Report (Form 10-K) for the year ended September 30, 2020, and the effectiveness of Becton, Dickinson and Company’s internal control over financial reporting as of September 30, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Becton, Dickinson and Company
68,754 Shares of Common Stock
PROSPECTUS SUPPLEMENT